Exhibit 10.2

Amendment Number One to the Convertible Credit Agreement

This Amendment Number One, dated and effective as of December 19, 2023 (“Effective Date”), (referred to as the “Amendment”) is made by Value Exchange International, Inc., a Nevada corporation, (“Borrower”) and Hapi Metaverse, Inc., a Delaware corporation, (“Lender”) and amends the Credit Agreement, dated and effective as of December 14, 2023, (“Credit Agreement”) by the Lender and Borrower. Borrower and Lender may also be referred to individually as a “Party” and collectively as the “Parties”.

Intending to be legally bound, the Parties agree:

1. Amendment to Credit Agreement. Section 1(d) of the Credit Agreement, entitled “Origination Fee”, is deleted in its entirety and replaced by the following provision:

(d) Origination Fee. A fully-earned, non-refundable origination fee of One Hundred Thousand U.S. Dollars and No Cents (USD$100,000.00) (“Origination Fee”) will be due and payable by Borrower to Lender within thirty (30) days after the Effective Date. Borrower may elect to pay the Origination Fee in either cash or shares of Borrower’s Common Stock. If the Origination Fee is paid in shares of Borrower’s Common Stock, then those shares will be valued at the per share price set forth in Section 2(a)(ii) of the Credit Agreement for purposes of determining the number of shares issuable as payment of the Origination Fee.

2. Integration. This Amendment and the Credit Agreement will be read and construed as a single instrument and agreement and any conflict or ambiguity between this Amendment and the Credit Agreement will be resolved by reference to this Amendment.

3. Governing Law. This Amendment will be construed and governed by the laws of the State of Delaware, U.S.A., without reference to any state’s or jurisdiction’s conflict of law doctrines or rules. Any dispute arising under or in relation to this Amendment shall be resolved exclusively in the U.S. District Court for the District of Delaware and states courts of the State of Delaware, including appellate courts thereto, (collectively, the “Delaware Courts”) and each of the Parties hereby submits irrevocably to the exclusive jurisdiction of the Delaware Courts and agrees that these courts are a convenient forum. Each Party waives any claim of forum non conveniens in respect of the Delaware Courts.

4. WAIVER OF JURY TRIAL. IN ANY ACTION SUIT OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST THE OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

5. Counterparts. This Amendment may be executed in one or more textually identical counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and exchanged by the Parties. Further, Parties agree that all Parties need not sign the same counterpart. Any counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail or by an electronic signature service (any such delivery, being referred to as an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a legally binding agreement and each Party forever waives any such defense, except to the extent that such defense relates to lack of authenticity.

1

6. Entire Agreement; Amendment. This Amendment represents the entire agreement of the Parties with respect to the matters stated herein and this Amendment may only be amended by a writing signed by all of the Parties.

7. Further Assurances. The Parties shall each perform any further acts and execute any further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Amendment.

8. Notices. All notices and other communications required or permitted hereunder to be given to a Party shall be in writing and shall be made in accordance with Section 13(e) of the Credit Agreement.

9. Assignment; Waiver. This Amendment may not be assigned by either Party without the prior written consent of the other Party. This Amendment shall be binding upon the successors, assigns and representatives of each Party. No delay or omission to exercise any right, power, or remedy accruing to any Party upon any breach or default under this Amendment, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, either under this Amendment or by law or otherwise afforded to any of the Parties, shall be cumulative and not alternative.

10. Headings. The headings of this Amendment are for convenience of reference only and shall not form part of, or affect the interpretation of, this Amendment.

11. Severability. In the event that any provision of this Amendment is invalid or unenforceable under any applicable statute or rule of law, then that provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Amendment.

12. Mutual Drafting. This Amendment has been drafted with input from and the participation by all Parties, and, as such, no drafting presumption or strict construction shall be applied to any Party or other signatory to this Amendment.

2

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the Effective Date.

Value Exchange International, Inc., a Nevada corporation

By:	/s/ Tan Seng Wee Kenneth
Tan Seng Wee Kenneth, Chief Executive Officer

Hapi Metaverse, Inc., a Delaware corporation

By:	/s/ Chan Heng Fai Ambrose
Chan Heng Fai Ambrose, Executive Chairman of the Board of Directors

3